Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated March 25, 2015 with respect to the Common Stock, $0.001 par value per share, of Cardica, Inc., and any amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: March 25, 2015	BROADFIN HEALTHCARE MASTER FUND, LTD.

	By:	/s/ Kevin Kotler
	Name:	Kevin Kotler
	Title:	Director

BROADFIN HEALTHCARE FUND, L.P.

By:	Broadfin Advisors, LLC General Partner

By:	/s/ Kevin Kotler
Name:	Kevin Kotler
Title:	Managing Member

BROADFIN HEALTHCARE OFFSHORE FUND, LTD

By:	/s/ Kevin Kotler
Name:	Kevin Kotler
Title:	Director

BROADFIN ADVISORS, LLC

By:	/s/ Kevin Kotler
Name:	Kevin Kotler
Title:	Managing Member

BROADFIN CAPITAL, LLC

By:	/s/ Kevin Kotler
Name:	Kevin Kotler
Title:	Managing Member

/s/ Kevin Kotler
KEVIN KOTLER